EXHIBIT 32

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), the undersigned officer of Nortel Networks Corporation, a Canadian corporation (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 4, 2011	/S/ JOHN M. DOOLITTLE
John M. Doolittle
Senior Vice-President, Corporate Services and Chief Financial Officer*

*	As Senior Vice-President, Corporate Services and Chief Financial Officer, Mr. Doolittle is performing the functions of a principal executive officer.